UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2023 (October 16, 2023)

Cuentas, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2023, the Board of Directors of Cuentas, Inc. (“Cuentas”) approved the execution and delivery of a binding term sheet (the “Term Sheet”) with UCG, Inc., the holder of 75% of the issued and outstanding shares of World Health Energy Holdings, Inc. (OTC:WHEN). Pursuant to the terms of the Term Sheet, Cuentas will acquire the shares of WHEN in exchange for the issuance to UCG of that number of shares of Cuentas which will represent 50% of the issued and outstanding shares of Cuentas on a fully diluted basis. It is contemplated that within the following 45 days, the parties will complete their due diligence processes and execute definitive agreements incorporating the terms of the Term Sheet. The share exchange is contingent on obtaining the approval of Nasdaq and the shareholders of Cuentas to the contemplated transaction, the filing with the Securities and Exchange Commission of a registration statement on Form S-4, an independent third-party appraisal of the value of the WHEN shares, the grant by the Nasdaq Stock Market of an extension at least through April 1, 2024 for Cuentas to comply with Nasdaq’s minimum stockholder equity requirements and other customary closing conditions. The parties agreed to use their best efforts to consummate the transaction as soon as practicable, but not later than December 15, 2023 unless extended in writing. Either party has the right terminate to terminate the Term Sheet if the closing does not occur on or before said date or the parties are unable to enter into a definitive stock purchase agreement before expiration of the 45-day diligence period.

Following the execution of this Term Sheet, WHEN shall proceed to obtain the necessary regulatory approval of a reverse stock split of its outstanding common stock.

The Term Sheet further provides that each of Giora Rozensweig, the interim CEO of WHEN, George Baumeohl, a director of WHEN and a principal of UCG, Arik Maimon, CEO and President of Cuentas and Michael De Prado, the President of Cuentas, shall enter into stockholders agreement whereby the parties agree to certain matters relating to the management of Cuentas. This agreement is currently being negotiated and will be included in the definitive agreement for shareholder approval.

Upon the consummation of the share exchange contemplated by the Term Sheet, the board of directors of Cuentas shall be increased to nine members. UCG and the Cuentas Shareholders will each designate two members, with the remaining five independent directors to be nominated by mutual agreement of UCG and the Cuentas Shareholders.

The Term Sheet also contemplates that at the closing of the share exchange, Cuentas may enter into employment agreements with Giora Rozensweig, the interim CEO of WHEN, who shall be designated as co-Executive Chairman of the Cuentas Board. The agreement will be on the same terms and conditions as the current Cuentas Chairman and CEO, and/or co-CEO of Cuentas and an additional WHEN designated person shall serve in a senior capacity as an officer of Cuentas.

The foregoing description of the Term Sheet is not complete and is subject to and qualified in its entirety by reference to the Term Sheet, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1,, and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On October 16, 2023, Cuentas issued a press release (the “Press Release”) announcing the execution of the Term Sheet. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Cuentas under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Term Sheet
99.1	Press Release distributed October 16, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: October 18, 2023	By:	/s/ Shalom Arik Maimon
Shalom Arik Maimon
Chief Executive Officer

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